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Connecting enthusiasts. Building communities. Creating economic opportunity for all on the world’s largest sustainable marketplace. Investor Presentation June 2023

© 2023 eBay. All rights reserved. 2 I. Business, Strategy, and Capital Allocation • Our Purpose & Strategy • Our Scale & Market Opportunity • Recent Performance • Capital Allocation II. Board and Corporate Governance Practices • Board Composition, Tenure, and Refreshment • Active Risk Oversight • Commitment to Governance Best Practices III. Executive Compensation • Compensation Program Overview • Compensation Design Enhancements for 2022 IV. Human Capital, DE&I, and Global Impact • Workforce Culture & Employee Engagement • Diversity, Equity & Inclusion Update • Impact Update V. 2023 Agenda Items • Share Request • Officer Exculpation • Stockholder Proposal: Special Meeting Threshold Table of Contents

Business, Strategy & Capital Allocation

© 2023 eBay. All rights reserved. 4 Our Purpose & Strategy We Connect People & Build Communities to Create Economic Opportunity for All Our unique scale, relentless focus on supporting the environment and the communities that we serve, and long track record of suc cess, make eBay one of the world’s most trusted and sustainable marketplaces.     Built a world - class leadership team with a vision for the future and uncompromising focus on customer centricity     Our growth strategy is focused on categories where we’re uniquely positioned to win, prioritizing non - new - in - season inventory, which makes up ~90% of our GMV and represents the largest / fastest - growing portion of our $1.1T TAM in our top 3 markets alone (US, UK, DE)     Our suite of Promoted Listings products (first - party ads) keep traffic on eBay, enable sellers to grow their businesses, and offer a better customer experience     Our proprietary Managed Payments platform reduces transactional friction for sellers and buyers, and enables new financial services offerings     Our core AI platform utilizes our rich data history to improve the user experience on our platform through improvements in search and listing capabilities     Focus Category growth is outpacing the rest of the platform as our investments in trust, user experience, and marketing are driving higher customer satisfaction rates     Focus Categories make up roughly 25% of GMV as we continue to innovate in new categories and expand the experiences globally     Our 16M Enthusiast buyers account for roughly 70% of GMV, and are spending approximately $3,000 annually over 30+ purchase days     Sellers are benefiting from sitewide innovation, including modernized storefronts and a simpler listing experience     Advertising revenue is on track to reach $2B by 2025, driven by optimization of established products and growing contributions from our emerging ad products     We processed nearly $74B of payments in 2022 and new financial services are on track to deliver $300M of incremental revenue by 2024 Our Tech - Led Reimagination The Strategy is Working Note: Enthusiast Buyers and GMV contribution as of 12/31/22.

© 2023 eBay. All rights reserved. 5 Our Scale & Market Opportunity eBay Key Metrics as of FY’22 $9.8 Billion Total Revenue $73.9 Billion Gross Merchandise Volume 30.0% Non - GAAP Operating Margin $4.11 Non - GAAP Earnings per Share 1.7B+ Listings Across 190+ Global Markets 134M Active Buyers Note: Active Buyers & Enthusiasts are trailing 12 - month measures as of 12/31/22, Listings is as of 12/31/22; all other figures a re FY’22 annuals. TAM estimates are based on 2021 estimates and include Top 3 markets (US, UK, DE). Non - NIS = Non - New - In - Season. Total TAM = NNIS + Branded New - In - Season. * Our Top 5 Categories are Motors Parts & Accessories, Electronics, Collectibles, Home & Garden, and Fashion 16M Enthusiasts $1.1T Total TAM $575B Non - NIS TAM $10B+ of GMV In Each of Our Top 5 Categories*

© 2023 eBay. All rights reserved. 6 GMV (Billions) & Y/Y Growth (Organic FXN) Revenue (Billions) & Y/Y Growth (Organic FXN) In Q1’23, GMV, Revenue, and Non - GAAP EPS each beat consensus. GMV decreased 3% Y/Y organic FXN as macro headwinds were offset by strategic execution. Revenue (+2% Y/Y Organic FXN) grew ~5 points faster than GMV. Non - GAAP operating margin was 29.6%. Non - GAAP EPS was $1.11 or +5% Y/Y. Recent Performance Non - GAAP EPS & Y/Y Growth EBAY TSR Performance Since 2019 $1.05 $1.05 $0.99 $1.00 $1.07 $1.11 Q4 21 Q1 22 Q2 22 Q3 22 Q4 22 Q1 23 5% 2% 11% 24% (2) % 0% 2.61 2.48 2.42 2.38 2.51 2.51 Q4 21 Q1 22 Q2 22 Q3 22 Q4 22 Q1 23 (5) % (6)% (2)% (1)% 2% 5% 20.7 19.4 18.5 17.7 18.2 18.4 Q4 21 Q1 22 Q2 22 Q3 22 Q4 22 Q1 23 (17) % (14%) (5%) (6) % (3) % (11)% Note: GMV = Gross Merchandise Volume under current definition. GMV & Revenue growth shown on an organic FX - neutral basis; EPS sh own as reported. TSR = Total Shareholder Return (incl. dividends) as of 5/27/22. +58%

© 2023 eBay. All rights reserved. 7 4.5 5.0 5.1 7.0 3.1 0.3 0.5 0.4 0.5 0.5 0.1 2018 2019 2020 2021 2022 2023 YTD Shares Repurchased Dividends Capital Allocation Tenets Key Investments valued at $3.7B * Our balanced approach to capital allocation enables us to invest in strategic initiatives and deliver significant returns to sha reholders. Thoughtful Capital Allocation Preserve financial flexibility to execute on our strategy and drive long - term shareholder value Prioritize investments in organic growth while balancing profitability Evaluate inorganic investments in a disciplined manner alongside organic opportunities using our build / buy / partner framework Optimize our access to debt and cost of capital, and look to return excess capital to shareholders through repurchases and dividends Share Repurchases & Dividends ($B) ~$27B Since 2018 * Investments valuation as of 03/31/2023. Includes: Adevinta $2.9B, Adyen $0.3B, KakaoBank $0.1B, GMarket $0.4B; ** Represents capital returns through March 31, 2023 **

Board & Corporate Governance Practices

© 2023 eBay. All rights reserved. 9 Director Experience & Skill Sets Board Refreshment Process Highly Skilled and Independent Board of Directors • The Board regularly reviews the skills, professional experience, background, age and diversity of its members to ensure the Board is positioned to provide oversight on the Company's business and strategy and to represent shareholders' interests. • The Board and each committee perform an annual self - assessment to evaluate effectiveness. • Directors have complementary experiences, backgrounds and skill sets which contribute to strong Board dynamics and effective strategic oversight of management, including: 8 of 9 Director Nominees are Independent Product, Marketing & Media Leadership Strategy Transactions/M&A Management Investment/Finance Retail/E - Commerce Technology Industry Government/Public Policy Entrepreneurship Sustainable Practices Financial Expertise

© 2023 eBay. All rights reserved. 10 Adriane Brown Managing Partner, Flying Fish Ventures Director Since 2017 Chair Comp. & HC Committee E. Carol Hayles Former CFO, CIT Group Inc. Director Since 2020 Chair Audit Committee Mohak Shroff SVP & Head of Engineering, LinkedIn Director Since 2020 Experienced Board Nominees with Robust Leadership Paul Pressler Operating Advisor, Clayton, Dubilier & Rice Director Since 2015 Chair of the Board Logan Green Chair, Co - Founder & former CEO, Lyft Director Since 2016 Shripriya Mahesh General Partner, Spero Ventures Director Since 2023 Perry Traquina Former Chairman & CEO, Wellington Director Since 2015 Chair Corp. Gov. & Nom. Committee Jamie Iannone President & Chief Executive Officer, eBay Director Since 2020 Aparna Chennapragada Former Chief Product Officer, Robinhood Director Since 2022

Board Succession, Refreshment, and Diversity

Recent Board Updates

- Aparna Chennapragada and Shripriya Mahesh, who bring extensive e-commerce and technology skills and enhance gender and racial diversity, joined the Board in August 2022 and March 2023, respectively.
- Two of four committees are chaired by women: Adriane Brown, Compensation & Human Capital Committee; and Carol Hayles, Audit Committee.
- The Board has a commitment to refreshment and proactively evaluates opportunities to diversify its membership. Bob Swan will not stand for re-election to the Board and will retire from the Board at the Annual Meeting. During 2022, we bid farewell to Katie Mitic, previously our longest-tenured director.

Current Board Diversity



50%
20%
30%
0-3 years
4-7 years
8+ years

70% added since 2015



40%
40%
20%
<50 years
50-64 years
65+ years

55 average age



40% identify as a minority



40% are women



50% of Committee Chairs are women

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© 2023 eBay. All rights reserved.

© 2023 eBay. All rights reserved. 12 Active Risk Oversight • Responsible for the risk management framework and ensuring the supporting processes as implemented by management are adequate and functioning as designed • Direct oversight of major risks, including CEO succession planning, strategic and competitive, operational planning, and business execution • Determines risk oversight responsibilities of its committees Full Board Management is responsible for the day - to - day management of the risks that we face, while the Board, as a whole and through its committees, has responsibility for the oversight of risk management. Risk Committee Audit Committee Compensation & Human Capital Committee CG&N Committee • Assists the Board in its oversight of the Enterprise Risk Management program for key risks such as information security, cybersecurity and regulatory compliance (including privacy, anti - money laundering, and foreign assets control) • Reviews current risk ratings and action plans to mitigate those risks • Oversight of financial risks, including credit, market, liquidity, and investment policy risk • Oversight of ethics and compliance program and responsibility for review of related party transactions • Promotes appropriate level of risk taking by management through the design and administration of our compensation programs • Oversight of human capital management, including DE&I, recruiting and retention, and talent development • Influences culture of the board and "tone from the top" through Board composition recommendations • Oversight of eBay sustainability initiatives, including eBay Impact

© 2023 eBay. All rights reserved. 13 Strong Board independence (8 of 9 director nominees are independent) Regular Board refreshment Annual election of all directors Majority vote standard for uncontested director elections Stockholder right to call a special meeting (lowered threshold from 25% to 20% in 2019) Stockholder proxy access Strong stockholder engagement practices Commitment to Corporate Governance Best Practices Separate Board Chair and CEO roles Independent Board Chair with robust responsibilities Active oversight of business strategy, risk, and ESG Simple majority vote standard for bylaw/charter amendments and transactions Strong compensation risk mitigating provisions • We have a robust stockholder outreach program that seeks stockholder feedback on our corporate governance practices and our e xec utive compensation program; these discussions directly inform the Board’s decisions. • Since January 2022, we have offered to meet on ESG matters with approximately 31 investors representing more than 50% of our out standing shares, which resulted in approximately 10 conference calls with investors representing more than 25% of our outstanding shar es. • We are committed to being responsive to stockholders to ensure best - in - class governance and compensation practices.

Executive Compensation

© 2023 eBay. All rights reserved. 15 Limited perquisites to executive officers Emphasize pay - for - performance Majority of compensation is performance - based Multiple performance measures, caps on incentive payments, and overlapping long - term performance periods for PBRSUs* and PBSOs* Meaningful stock ownership requirements for executive officers Maintain a robust clawback policy Engage an independent compensation consultant Prohibit hedging and pledging by executive officers and directors …the goals of our executive pay program Align compensation with our business objectives, performance, and stockholder interests Motivate executive officers to enhance short - term results and long - term stockholder value Position us competitively among the companies against which we recruit and compete for talent Enable us to attract, reward, and retain executive officers and other key employees who contribute to our long - term success Compensation Program Aligned with Business Goals and Culture Our compensation program is heavily performance and equity - based and aligns management with stockholders. 1 2 3 4 Pay practices align with and support… *Performance - based restricted stock unit awards (PBRSUs) and performance - based stock option awards (PBSOs)

© 2023 eBay. All rights reserved. 16 Rigorous Goal and Target Setting Process Performance - Based Compensation Program Drives Long - Term Stockholder Returns • In the first quarter of the year, the Compensation Committee approves Company performance measures based on business criteria an d target levels of performance for annual bonus program ( eIP ), performance - based restricted stock unit awards (PBRSUs) and performance - based stock option awards (PBSOs). • For eIP and PBRSUs, targets are set based primarily on the Company’s Board - approved budget for the year. For 2022 PBSOs, targets were set based on achievable goals with strong management performance that delivers on our goals stated at 2022 Investor Day. • For 2022, we selected financial metrics and targets that the Compensation and Human Capital Committee believes incentivize ou r management team to achieve our strategic objectives and drive eBay’s financial performance and long - term stock performance. • 2022 financial metrics include FX - neutral revenue, non - GAAP operating margin dollars, return on invested capital, non - GAAP net i ncome, relative total shareholder return (S&P 500) and Payments and Advertising revenue.

© 2023 eBay. All rights reserved. 17 Performance - Based Compensation Program Drives Long - Term Stockholder Returns Base Salary Long - term Equity Incentives PBSOs (20%) PBRSUs (40%) RSUs (40%) Reflects the scope of executives’ roles and responsibilities and compensates for expected day - to - day performance Aligns executive compensation with annual Company and individual performance, and motivates executives to enhance annual results Incentivize management to drive revenue growth in Payments & Advertising, in line with our strategic initiatives Promote retention since executives must remain with eBay to participate in equity value Hold executives accountable for the long - term performance, and a three - year rTSR modifier focuses the executive on stock performance Performance - based incentives hold executives accountable for achieving performance targets PBRSU and PBSO Timeline Three - year performance period; annual assessment of progress with time - based vesting over 3 years 2022 - 2024 Performance - Based RSUs 2022 - 2024 Performance - Based Stock Options Three, one - year financial performance periods with a three - year rTSR modifier; 100% PBRSU vesting March 15, 2025 Annual Cash Incentive 2022 Executive Compensation Program Components 2022 2023 2024 2025

© 2023 eBay. All rights reserved. 18 Annual & Long - Term Plan Metrics Correlated to Sustained Performance and Support our Long - Term Strategy Annual cash incentive, PBRSU and PBSO awards are determined based on metrics that correlate with financial performance over o ne and multi - year performance periods PBSOs PBRSUs Annual Cash Incentive Performance Metrics Rationale Company portion is paid based on Non - GAAP Net Income, which is the most widely followed measure of financial performance Non - GAAP Net Income Differentiate compensation based on individual performance, including ESG and DE&I goals Individual Performance FX - neutral r evenue and Non - GAAP net income thresholds must be met before eIP is earned Threshold Recognizes that improved customer satisfaction is expected to lead to revenue growth; only paid if Non - GAAP net income is above target Customer satisfaction Kicker (5/10% multiplier on company component) Key drivers of our long - term success and stockholder value, and directly affected by management decisions FX - Neutral Revenue &  Non - GAAP Operating Margin Dollars Evaluates performance against S&P 500 and aligns interest with shareholders in creating long - term value Relative TSR modifier (+/ - 15%) Aligns financial metrics with management's annual financial planning & the constantly changing internet retail segment; align rTSR performance with three - year performance period Performance Period Incentivizes profitable growth and efficient use of capital ROIC modifier (+/ - 15%) Key drivers of our growth with significant upside for the business; incentivizes management in line with our strategic initiatives Payments and Advertising  Revenue Performance Period Incentivize management to realize growth opportunities in payments and ads over 3 - year performance period NEW NEW NEW Performance Metrics Rationale Performance Metrics Rationale NEW

Human Capital Diversity, Equity & Inclusion Global Impact

© 2023 eBay. All rights reserved. 20 Focus on Workforce Culture Includes Board Oversight • eBay’s practice of CEO and senior leader engagement with employees continues, with frequent All - Hands meetings  • Continual learning sessions with initiative and business leaders • Revamped executive leadership program and executive coaching to support leadership pipeline • Continued to invest in programs supporting employee learning at scale, supporting teams to collaborate and work effectively, and continued mentorship circles • Ongoing “Leading with Integrity” program to all Directors+ that ensures teams are discussing ethics topics each quarter • Strong culture of 360 feedback, professional development with opportunities for stretch assignments, leader and instructor - led training and self - directed learning • Robust succession planning at most senior level • Oversight of key development programs, such as People program accomplishment review, as well as Ethics programs • Annual human capital management review with Chief People Officer and increasing cadence of engagement by Compensation and Human Capital Committee • Participation in employee “All Hands” meetings, including International Women’s Day and Conscious Inclusion program Culture & Employee Engagement CEO, Management and the Board are intently focused on building a culture of leadership, development, and excellence at eBay Board Connection Learning & Development Management Accessibility & Engagement

© 2023 eBay. All rights reserved. 21 Diversity, Equity & Inclusion (DE&I) is Strategic and Comprehensive Be for everyone We remain committed to becoming a richly diverse, truly equitable and fearlessly inclusive place to work, grow, buy, and sell . • Published our seventh Global Diversity, Equity & Inclusion report. As of December 31, 2022, women comprise 42% of our global workforce and underrepresented minorities (Black, Hispanic/Latinx, Other) comprise 16% of our U.S. workforce. • We continue to make progress towards our four strategic DE&I objectives; increase representation, cultivate a sense of belonging, engage our communities and allies and build inclusive technology. • Business Unit specific DE&I strategic plans continue to evolve based changes to business drivers and macro environment factors. • We continue to focus on diversifying leadership roles from a gender perspective globally and racial/ethnic diversity in the United State. Between 2020 and end of 2022 we've delivered a 5% increase in women Directors and above and a 2% increase in racial/ethnic Directors and above. • We continue to deliver and enhance core infrastructure to deliver self - service as well as immersive educational experiences, globally. • We are focused on scaling mentorship, sponsorship and advocacy programs across the organization with a focus on women and underrepresented racial/ethnic team members. • Continued growth in participation and velocity of events hosted by our Communities of Inclusion which are the cornerstone of our DE&I efforts. • Strengthening company - wide governance model to ensure that BU specific progress ladders up to deliver company - wide objectives. • Expanded external partnerships globally to widen candidate pipeline. Investing in communities and partnerships to drive more inclusive entrepreneurship with a lens on dismantling institutional and systemic structures of racial inequities. • We are committed to pay parity and completed a global study of our gender pay equity for the seventh consecutive year in April 2023, reviewing the total compensation of women and men, including salary, bonus and annual stock award value, in the same job in the same location. • U.S.: Women earn 100.4% of what men earn in terms of total compensation • Global: Women earn 100.1% of what men earn in terms of total compensation • To maintain results, we will keep providing training sessions for recruiters and senior leaders. We’ll also share data - driven insights to those recruiters and leaders to guide compensation decisions and reviews for new hires, transfers and promoted employees. Gender Pay Equity Diversity & Inclusion

© 2023 eBay. All rights reserved. 22 • Guided by the Chief Sustainability Officer and eBay’s Impact team, ESG is integrated into our business, with oversight from the Corporate Governance and Nominating Committee. • The Impact team works across the organization to help our business groups and functions prioritize ESG as part of the Company’s strategy. • We established a cross - functional and global ESG Council of senior leaders to further integrate sustainability into our business, sponsored by our CEO. Impact Update Enabling everyone to participate in – and benefit from – global commerce • 2025 GOAL: Achieve a higher percentage of growth among eBay sellers in less - advantaged communities as compared with average economic growth nationwide by 2025. • 2022 PROGRESS: From 2017 to 2020, the number of eBay’s commercial sellers in less - advantaged communities grew 30% compared to a 0.02% decrease in the overall number of business enterprises in those communities. Supporting your favorite causes when you buy and sell • 2025 GOAL: $600 million in charity funds raised from 2021 - 2025 • 2022 PROGRESS: Raised $163 million in charity funds and are at 51% of our 2025 goal. In 2019, we set our second iteration of eBay Impact goals that align with how eBay does business ( see ebayinc.com /impact ). Our targets consider and help advance the UN Sustainable Development Goals. eBay named to DJ World & North America Sustainability Indices in 2022 eBay achieved an A rating on our 2021 CDP response eBay for Charity Economic Empowerment Impact Team Governance On Track On Track

Impact Update

eBay Foundation

Empowering aspiring entrepreneurs and building vibrant and sustainable communities

- 2025 GOAL: Increase the rate of employee participation in eBay Foundation programs year over year and through Foundation support of nonprofits, 300,000 businesses will be created or strengthened by 2025.
- 2022 PROGRESS: In 2022, 50% of our employee workforce participated in one or more eBay Foundation programs. In 2021, more than 60,000 businesses have been created or strengthened through our nonprofit partnerships (available data trails by one year).

On Track

Recommerce

Giving products the chance to have many lives and serve many people

- 2025 GOAL: From 2021 to 2025, create $22 billion in positive economic impacts, avoid 8 million metric tons of carbon emissions and avoid 350,000 metric tons of waste through selling pre-owned and refurbished on eBay*.
- 2022 PROGRESS: All three goals are at 43% or higher of completion toward 2025 ambition.

*Goal has been expanded to include additional market and product category coverage.

On Track

Sustainable Commerce

Behaving responsibly, ethically, and sustainably in all areas of our business

- ONGOING GOAL: We became carbon neutral by the end of 2021 and will continue every year going forward.
- 2025 GOAL: 100% renewable energy in our electricity supply at eBay-controlled data centers and offices.
  - In 2022, 91%of our electricity came from renewable sources.
- 2030 GOAL: Reduce absolute scope 1&2 GHG emissions 90% by 2030 from 2019 base year. Reduce absolute scope 3 emissions from downstream transportation and distribution by 20% within same period (Science-Based Target set Oct'21).
- 2021 PROGRESS: Scope 1&2 emissions decreased 32% from 2019. Scope 3 emissions continued to decreased from 2022.

On Track

Trusted Marketplace

- **ONGOING**: Data Privacy & Cybersecurity – Global Information Security maintains our high safety and security standards; Risk Committee oversees privacy, security, and cybersecurity risks.

On Track

ebay

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© 2023 eBay. All rights reserved.

2023 Agenda Items

© 2023 eBay. All rights reserved. 25 Share Request for Broad - Based Equity Plan • Long term equity is critical to our ability to attract, retain and motivate key talent in a highly competitive tech industry • In 2022, ~90% of shares were granted to non NEOs • During our annual compensation review, ~60% of our employees were granted equity • Without stockholder support, we will need to make significant changes to our compensation packages, including reducing equity grants and shifting compensation from equity to cash to maintain competitive compensation packages, which we believe would be detrimental and contrary to the best interests of stockholders • From 2020 through year - end 2022, we completed share repurchases of more than $15 billion • Since 2016, our share repurchases have contributed to a greater than 50% reduction in our shares of common stock outstanding, which has significantly elevated our three - year average gross burn rate and share overhang Stockholder support for this share request (30M) is critical to the successful execution of our business and talent strategy amidst a highly competitive market for tech talent and aligns our key employees’ incentives with stockholder incentives • We last requested a share increase under the Plan seven years ago in 2016. • We limit the number of equity awards granted to what we believe is necessary to attract, reward and retain employees, and our three - year average gross burn rate was 2.3% for FY'20 - 22 • Additional shares will support our regular course grants (annual, new hire, and M&A - related) for the next two years based on our current forecasts • No “evergreen" provision • No repricing or granting of discounted stock options or stock appreciation rights • No share counting ratio • No dividends or dividend equivalents prior to vesting Thoughtful Equity Management Talent Retention and Execution of Strategy Provisions Aligned With Stockholders’ Interests Share Repurchase More Than Offset Dilution

© 2023 eBay. All rights reserved. 26 Officer Exculpation • Mr. Chevedden requests lowering the threshold to call special meetings from 20% to 10% • The Board believes the proposal is not in the best interests of stockholders : - The current ownership threshold of 20% is a reasonable level to deter the use of corporate resources for business items that ma y not reflect the interests of eBay’s broader stockholder base. - eBay has already adopted numerous corporate governance best practices, which protect stockholder rights and provide meaningf ul avenues for smaller stockholders to effectively voice their opinions. - eBay engages in robust stockholder engagement throughout the year to allow stockholders to easily provide feedback to managemen t and the Board on an ongoing basis and has a strong track record of responding to stockholder concerns. - eBay’s current special meeting provision reflects market practice. Stockholder Proposal: Special Meeting Threshold • Delaware recently amended its laws to authorize exculpation of officers of Delaware corporations for personal liability for breach of the duty of care in certain circumstances, and we are seeking to incorporate this amendment into our Certificate of Incorporation. • The eBay Board believes it is necessary to provide protection to officers to the fullest extent permitted by law (as the Company has long done for directors) in order to attract and retain top talent .

Thank You!